Exhibit 99.1

INmune Bio Inc. Announces Third Quarter 2023 Results and Provides Business Update

Company to Host Conference Call Today, November 1, at 4:30pm ET

BOCA RATON, Fla., Nov. 01, 2023 (GLOBE NEWSWIRE) -- INmune Bio Inc. (NASDAQ: INMB) (the “Company”), a clinical-stage immunology company focused on developing treatments that harness the patient’s innate immune system to fight disease, today announces its financial results for the quarter ended September 30, 2023 and provides a business update.

Q3 2023 Corporate Highlights:

DN-TNF Platform Highlights (XPro™):

●	AD02 blinded randomized program in patients with Early Alzheimer’s Disease (AD) received authorization of its Clinical Trial Application (CTA) by the Medicines and Healthcare products Regulatory Agency (MHRA) to initiate a Phase II trial in Early Alzheimer’s disease (AD) with XPro™. The U.K. CTA is part of the Company’s international clinical development strategy for XPro™ in patients with early AD. The trial is also enrolling patients in Australia and Canada. Recruitment of the trial is increasing and the company anticipates results of the Phase II program towards the end of 2024. Discussions with the FDA remain ongoing, and we continue to believe the clinical hold will be lifted before the end-of-year 2023.

●	Announced expansion of novel MRI biomarker data to include grey matter. Grey matter, the portion of the brain containing nerve cell bodies, has historically been the focus of Alzheimer’s disease research and drug development. Previous MRI biomarker analysis from patients receiving XPro™ for treatment of AD has demonstrated early changes in white matter that predict presence of neuroinflammation and response to XPro™ therapy. The new data, reported at the annual Alzheimer’s Association International Conference (AAIC) in Amsterdam, Netherlands in July, demonstrates improvement in grey matter microstructure in patients with AD. The data confirm that neuroinflammation affects microstructure of both white and gray matter of the brain. These changes can be quantified in a “virtual brain biopsy”. Treatment with XPro™ resulted in improvements in both white and grey matter microstructural elements that may predict improvements in cognition. The data further validates the biomarker package associated with the on-going Phase II trial in patients with Early AD.

●	The findings presented at CTAD demonstrated effective use of home EEG in patients receiving XPRO for treatment of Alzheimer’s disease. Changes in P300 and other EEG measures were seen after treatment with XPRO. These data add to the biomarker package that can be used to develop XPRO for Alzheimer’s disease and other types of dementia.

●	Data was presented at the 16th European Meeting on Glial Cells in Health and Disease in Berlin showing XPro™ promotes remyelination in animal studies of MS. These data focused on how XPRO promotes microglial cells to phagocytize myelin debris. Removal of myelin debris is a key step in promoting oligodendrocyte function. Oligodendrocytes produce myelin. These data are consistent with the remyelination that is seen in humans with AD after treatment with XPro. To our knowledge, XPRO is maybe the only drug therapy to demonstrate remyelination in humans. Therapies that promote remyelination may be needed to effectively treat many neurodegenerative diseases including Alzheimer’s disease.

●	Presented preclinical data at 38th Society of Immunotherapy for Cancer showing INB03 is an innate immune checkpoint inhibitor. INB03 neutralizes sTNF, repolarizing tumor-protecting M2 macrophages to M1 anti-tumor macrophages, downregulates expression of SIRPα, and enhances antibody dependent cellular phagocytosis. SIRPα, signal-regulatory protein expressed on macrophages, is part of the SIRPa–CD47 “don’t eat me” pathway, a phagocytosis checkpoint in macrophages and other innate immune cells.

INKmune™ Platform:

●	Remain on track to launch Phase I/II open label trial using INKmune™ in metastatic castration-resistant prostate cancer (mCRPC) after clearance of the IND by the Food & Drug Administration (FDA) in May. The trial is expected to enroll the first of 30 patients before end-of-year 2023. Patients will receive three infusions of INKmune™ as out-patient treatment during the six-month trial. Three doses of INKmune™ are being tested in a modified Bayesian Phase I/II trial that uses biomarkers to determine immunologic and tumor response to INKmune.

●	LAUREL, the INKmune™ trial in high risk MDS and AML has shipped INKmune™ to the third clinical site in Athens, Greece. The site is screening patients and expects to treat their first patient imminently, which will close the first dose cohort. Changing management of high risk MDS patients in the UK has resulted in screen failures. The cause of these screen failures has been identified and addressed to help increase recruiting of patient into

●	LAUREL. The Company received regulatory approval on October 20th for the revised enrollment criteria to increase the pool of potential patients to drive recruitment.

●	Pre-clinical work has confirmed in vitro activity of INKmune™-primed NK cells in nasopharyngeal cancer and renal cell cancers and non-dilutive funding is being sought to progress to trial in Q3-4 2024.

●	Received a written opinion for the international patent application titled, “HUMAN T-CELL ACUTE LYMPHOBLASTIC LEUKEMIA CELL LINE & APPLICATIONS FOR TREATING CANCER,” an examiner from the International Search Authority at the United States Patent & Trademark Office (USPTO), authorized by the World Intellectual Property Organization (WIPO) under the Patent Cooperation Treaty (PCT), issued a favorable patentability opinion with respect to novelty, inventive step and industrial applicability of all claims and concluding that the application contains patentable subject matter. The application discloses and claims the novel INB16 cell line on deposit with the American Type Culture Collection (ATCC), as well as compositions comprising replication incompetent INB16 cells (“INKmune™”) and methods of treating cancer in patients by administering INKmune™.

Upcoming Events and Milestones:

●	On track to have FDA lift clinical hold on the use of XPRO to treat patients with CNS disease in the US by end-of-year 2023.

●	Top-line results for the Phase II XPro™ trial for treatment of patients with early Alzheimer’s disease with biomarkers of neuroinflammation are expected end-of-year 2024.

●	Initiate a Phase II trial of XPro™ in patients with Treatment-Resistant Depression upon resolution of the ongoing FDA manufacturing review.

●	Webinar on using XPro™ to promote remyelination in neurodegenerative disease.

●	Additional open-label Phase I trial data of INKmune™ in high-risk MDS/AML in 2023.

●	Initiation of open-label Phase I/II trial in prostate cancer in Q4 2023 with patient data expected during 2024.

Financial Results for the Quarter Ended September 30, 2023:

●	Net loss attributable to common stockholders for the quarter ended September 30, 2023, was approximately $8.6 million, compared to approximately $7.7 million during the quarter ended September 30, 2022.

●	Research and development expenses totaled approximately $6.0 million for the quarter ended September 30, 2023, compared to approximately $5.2 million during the quarter ended September 30, 2022.

●	General and administrative expense were approximately $2.6 million for the quarter ended September 30, 2023, compared to approximately $2.4 million during the quarter ended September 30, 2022.

●	Other expense was approximately $0.0 million for the quarter ended September 30, 2023, compared to approximately $0.3 million during the quarter ended September 30, 2022.

●	As of September 30, 2023, the Company had cash and cash equivalents of approximately $41.8 million.

●	As of November 1, 2023, the Company had approximately 18.0 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call. Please ask for the INmune Bio Third Quarter Conference Call when reaching an operator.

Date: November 1, 2023
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-877-407-0784
Participant Dial-in (international): 1-201-689-8560
Conference ID: 13741726

A live audio webcast of the call can be accessed using this link or clicking here:
https://viavid.webcasts.com/starthere.jsp?ei=1637274&tp_key=e7f5108b08

A transcript will follow approximately 24 hours from the scheduled call. A replay will also be available through November 8 by dialing 1-844-512-2921 or 1-412-317-6671 (international) and entering PIN no. 13741726.

About XPro™

XPro™ is a next-generation inhibitor of tumor necrosis factor (TNF) that is currently in clinical trial and acts differently than currently available TNF inhibitors in that it neutralizes soluble TNF (sTNF), without affecting trans-membrane TNF (tmTNF) or TNF receptors. XPro™ could have potential substantial beneficial effects in patients with neurologic disease by decreasing neuroinflammation. For more information about the importance of targeting neuroinflammation in the brain to improve cognitive function and restore neuronal communication visit this section of the INmune Bio’s website.

About INKmune™

INKmune™ is a pharmaceutical-grade, replication-incompetent human tumor cell line which conjugates to resting NK cells and delivers multiple, essential priming signals to convert the cancer patient’s resting NK cells into tumor killing memory-like NK cells (mlNK cells).  INKmune™ treatment converts the patient’s own NK cells into mlNK cells. In patients, INKmune™ primed tumor killing NK cells persist for more than 100 days and function in the hypoxic TME because due to upregulated nutrient and mitochondrial survival proteins. INKmune™ is a patient friendly that does not require pre-medication, conditioning or additional cytokine therapy given to the patients. INKmune™ is easily transported, stored and delivered to the patient by a simple intravenous infusion as an out-patient. INKmune™ is tumor agnostic; it can be used to treat many types of NK-resistant tumors including leukemia, lymphoma, myeloma, lung, ovarian, breast, renal and nasopharyngeal cancer. INKmune™ is treating patients in an open label Phase I trial in high-MDS/AML in the UK and Europe.  The company plans an open label Phase I/II trial in metastatic castration-resistant prostate cancer in the US this year.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

About INmune Bio Inc.

INmune Bio Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms that are both in clinical trials: The Dominant-Negative Tumor Necrosis Factor (DN-TNF) product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and a mechanistic driver of many diseases. DN-TNF product candidates are in clinical trials to determine if they can treat cancer (INB03™), Mild Alzheimer’s disease, Mild Cognitive Impairment and treatment-resistant depression (XPro™). The Natural Killer Cell Priming Platform includes INKmune™ developed to prime a patient’s NK cells to eliminate minimal residual disease in patients with cancer. INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic and solid tumor malignancies, and chronic inflammation. To learn more, please visit www.inmunebio.com.

Forward Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, XPro1595 (XPro™), and INKmune™ are still in clinical trials or preparing to start clinical trials and have not been approved by the US Food and Drug Administration (FDA) or any regulatory body and there cannot be any assurance that they will be approved by the FDA or any regulatory body or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720
info@inmunebio.com

Investor Contact:
Jason Nelson
Core IR
(516) 842-9614 x-823

The following tables summarize our results of operations for the periods indicated:

INMUNE BIO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$41,813	$52,153
Research and development tax credit receivable	2,087	8,099
Other tax receivable	176	362
Prepaid expenses and other current assets	1,535	4,027
Prepaid expenses – related party	-	34
TOTAL CURRENT ASSETS	45,611	64,675

Operating lease – right of use asset	444	507
Other assets	129	99
Acquired in-process research and development intangible assets	16,514	16,514

TOTAL ASSETS	$62,698	$81,795

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,675	$5,206
Accounts payable and accrued liabilities – related parties	79	9
Deferred liabilities	496	616
Current portion of long-term debt	10,000	5,000
Operating lease, current liabilities	106	87
TOTAL CURRENT LIABILITIES	14,356	10,918

Long-term debt, net	2,376	9,697
Long-term operating lease liabilities	430	526
Accrued liability – long-term	804	550
TOTAL LIABILITIES	17,966	21,691

COMMITMENTS AND CONTINGENCIES

Redeemable common stock, $0.001 par value; 75,697 and 0 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	799	-

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 17,945,995 shares issued and outstanding	18	18
Additional paid-in capital	157,264	151,799
Accumulated other comprehensive loss	(735)	(699)
Accumulated deficit	(112,614)	(91,014)
TOTAL STOCKHOLDERS’ EQUITY	43,933	60,104

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY	$62,698	$81,795

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE	$43	$98	$127	$277

OPERATING EXPENSES
General and administrative	2,586	2,382	7,223	6,929
Research and development	5,985	5,159	14,266	13,657
Total operating expenses	8,571	7,541	21,489	20,586

LOSS FROM OPERATIONS	(8,528)	(7,443)	(21,362)	(20,309)

OTHER EXPENSE, NET	(35)	(282)	(238)	(1,157)

NET LOSS	$(8,563)	$(7,725)	$(21,600)	$(21,466)

Net loss per common share – basic and diluted	$(0.48)	$(0.43)	$(1.20)	$(1.20)

Weighted average common shares outstanding – basic and diluted	18,008,295	17,945,995	17,966,990	17,921,036

COMPREHENSIVE LOSS
Net loss	$(8,563)	$(7,725)	$(21,600)	$(21,466)
Other comprehensive loss – foreign currency translation	(23)	(441)	(36)	(1,143)
Total comprehensive loss	$(8,586)	$(8,166)	$(21,636)	$(22,609)

INMUNE BIO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(21,600)	$(21,466)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,489	5,361
Accretion of debt discount	179	171
Impairment of operating lease – right of use asset	-	89
Changes in operating assets and liabilities:
Research and development tax credit receivable	6,012	496
Other tax receivable	186	477
Prepaid expenses	2,492	(2,321)
Prepaid expenses – related party	34	(109)
Other assets	(30)	-
Accounts payable and accrued liabilities	(1,531)	(268)
Accounts payable and accrued liabilities – related parties	70	(72)
Deferred liabilities	(120)	304
Accrued liability – long-term	254	264
Operating lease liabilities	(14)	83
Net cash used in operating activities	(8,579)	(16,991)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	775	699
Repayments of debt	(2,500)	-
Net proceeds from the exercise of warrants	-	30
Net cash (used in) provided by financing activities	(1,725)	729

Impact on cash from foreign currency translation	(36)	(1,143)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(10,340)	(17,405)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	52,153	74,810
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$41,813	$57,405

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$1,394	$962